EXHIBIT 99.1

Press Release Issued by Two Rivers Water & Farming Company

Two Rivers To Host Investor Conference Call

DENVER, Colorado – March 21, 2017 – Two Rivers Water & Farming Company (“Two Rivers” OTCQB: TURV) is pleased to announce that it has scheduled a conference call with Two Rivers’ management for potential and existing shareholders on March 30, 2017 at 4:15 P.M. EDT, just after the close of the stock market.  Management will be discussing upcoming Two Rivers’ developments to be made public in the days prior to the call.

Interested participants are invited to call-in 15 minutes prior to scheduled call.  The phone number is 888-298-3511 (or international:  +1 719-325-2458), conference ID 7339870 and a playback of the call will be available for the 2 weeks after the call by dialing 888-203-1112 (or international: +1 719-457-0820).  Time will be set aside to ask questions of Management.  Participating in this call will be Two Rivers’ President and CEO, Wayne Harding and Vice President of Finance and Accounting, Bill Gregorak.

Commenting on the upcoming call, President and CEO, Wayne Harding stated, "This is an important update call.  Two Rivers has very positive developments happening now.  This investor call will provide our shareholders an opportunity to be better informed and ask questions of management."

About Two Rivers

Two Rivers assembles its water assets by acquiring irrigated farmland with senior water rights. Two Rivers current farm operations convert feed crop farmland into fruit and vegetable crop production in Pueblo County Colorado. In November 2012, Colorado legalized the personal use and cultivation of marijuana. As a result, Two Rivers is providing greenhouses and processing facilities for licensed marijuana growers in Colorado on land with water rights not used for fruit and vegetable crop production. Two Rivers’ long term strategy focuses on the value of our water assets and how to monetize water for the benefit of its stakeholders, including communities near where our water assets are located.

Forward-Looking Statements

This news release contains “forward-looking statements,” as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Statements that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future.  Actual results could differ from those projected in any forward-looking statements due to numerous factors, including the inherent uncertainties associated with developing and acquiring land and water resources.  There can be no assurance Two Rivers will be able to initiate and operate its grow facilities in accordance with its business plans.  These forward-looking statements are made as of the date of this news release, and Two Rivers assume any obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Contact:

Wayne Harding

Two Rivers Water & Farming Company
(303) 222-1000
mailto: info@2riverswater.com